Exhibit 10.36(2)

PULSE ELECTRONICS CORPORATION
PULSE ELECTRONICS (SINGAPORE) PTE LTD
12220 World Trade Drive
San Diego, CA 92128

JPMorgan Chase Bank, NA.
277 Park Avenue, Floor 23
New York, NY 10172
Attention: Deborah Winkler

OCM PE Holdings, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Kenneth Liang
March [__], 2013

Re: Second Amendment Letter Agreement relating to certain amendments (“Letter Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 28, 2008, as amended and restated as of February 19, 2009, as further amended and restated as of August 5, 2011, as further amended and restated as of March 9, 2012, as further amended and restated as of November 7, 2012, as further amended as of November 19, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pulse Electronics Corporation (the “Company”), Pulse Electronics (Singapore) Pte Ltd (the “Singapore Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1.             Amendments.  Please confirm your agreement to effectuate the following amendments to the Credit Agreement, effective as of the date hereof:

1.1           Certain Additional Collateral Obligations.  Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.16       Certain Additional Collateral Obligations. In the case of the Company and the other Loan Parties, as promptly as practicable after the Restructuring Closing Date, and in any event no later than March 25, 2013 (or such longer period as may be agreed to by the Administrative Agent or the Required Lenders), deliver all documents, financing statements, agreements and instruments, and take all other actions, that would be required to be delivered or taken in order for the Collateral and Guarantee Requirement to have been satisfied as of the Restructuring Closing Date and that were not so delivered or taken except to the extent otherwise agreed by the Administrative Agent or the Required Lenders pursuant to their respective authorities as set forth in the definition of the term “Collateral and Guarantee Requirement.”

1.2           Post-Closing Schedule.   Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.18       Post-Closing Deliverables.   As promptly as practicable, and in any event no later than March 25, 2013, deliver all documents, agreements, opinions, instruments or other deliverables set forth in Schedule 6.18 hereto, in each case, in form and substance reasonably satisfactory to the Required Lenders; provided, that, to the extent FRE and its Subsidiaries cannot be joined (the “FRE Joinder”) to that certain (i) Intercompany Indebtedness Subordination Agreement, dated as of February 28, 2008, among the Company and certain of its Subsidiaries and the Administrative Agent (as amended supplemented or otherwise modified from time to time) or (ii) Global Intercompany Note, dated as of February 19, 2009, among the Company and certain of its Subsidiaries (as amended supplemented or otherwise modified from time to time), or, in each case, to any related amendment or other confirmation or reaffirmation thereof, by March 25, 2013, due to delays caused by having to comply with certain notice requirements relating to shareholder votes or independent director actions, the Company shall be permitted to request the Required Lenders’ approval (such approval not to be unreasonably withheld) to extend such deadline by an additional 30 days to effectuate the FRE Joinder (in form and substance reasonably satisfactory to the Required Lenders); provided, further, that, to the extent that the Company is unable to receive from the Bank of Korea such necessary approvals relating to the execution of the Loan Documents by Pulse Electronics Korea YH on or prior to March 25, 2013, due to delays caused solely by the Bank of Korea, the Company shall be permitted to request the Required Lenders’ approval (such approval not to be unreasonably withheld) to extend such deadline by an additional 30 days to effectuate the delivery all documents, agreements, opinions, instruments or other deliverables with respect to Pulse Electronics Korea YH set forth in Schedule 6.18 hereto (in form and substance reasonably satisfactory to the Required Lenders); provided, further, that without limiting the effect of any applicable provision hereunder or under any other Loan Document (including, without limitation, Section 8.01 hereof), upon the failure to satisfy any of the obligations of this Section 6.18 within the specified time frames set forth herein (taking into account any extension granted by Required Lenders with respect to the FRE Joinders and Pulse Electronics Korea YH), the Borrowers will be required to immediately pay the Lenders a fee in an amount equal to $500,000, which amount is on deposit in one of the Company’s bank accounts maintained with Citibank, N.A. (which account is subject to a Blocked Account Control Agreement dated as of February 26, 2013, among the Administrative Agent, the Company and Citibank, N.A.), and which amount shall be distributed (as a fee, and not as any prepayment or repayment of any portion of the Loans) among the Lenders on a pro rata basis in accordance with such Lenders’ relative share of all Loans outstanding hereunder.”

1.3           Schedules and Exhibits.  Schedule 6.18 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule 6.18 attached hereto as Annex 1.

2.             This Letter Agreement is designated by the parties hereto to constitute a Loan Document.

3.             This Letter Agreement may not be amended or any provision hereof waived or modified except by a writing signed by each of the parties hereto.  The terms of this Letter Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

4.             THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.             This Letter Agreement shall become effective only when signed by all of the parties hereto in the space provided below.  Delivery of an executed signature page of this Letter Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PULSE ELECTRONICS CORPORATION

By:
Name:
Title:

[***ALL THE LOAN PARTIES EXECUTE***]

[PLEASE DO NOT USE THIS SIGNATURE BLOCK TO SIGN FOR SINGAPORE BORROWER, BUT USE COMMON SEAL ATTACHED TO EMAIL INSTEAD]

PULSE ELECTRONICS (SINGAPORE) PTE LTD

By:
Name:
Title:

AGREED AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

AGREED AND ACCEPTED:

OCM PE HOLDINGS, L.P., as the sole Lender

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

Annex 1

Schedule 6.18

Document / Action

Loan and Security Documents

1.	Joinder to Global Intercompany Note and Note Power to be executed by Maxtop Profits Limited

2.	Confirmation of Intercompany Indebtedness Subordination Agreement to be executed by Maxtop Profits Limited

3.	Joinder to Intercompany Indebtedness Subordination Agreement to be executed by Maxtop Profits Limited

Certificates

•	An executed Officer Certificate’s from Maxtop Profits Limited and Pulse Electronics Korea YH attaching:

a.	Organizational Documents;
b.	Resolutions;
c.	Incumbency Certificate; and
d.	Good Standings for states of organization and states of qualification
e.	Attaching all required consents, licenses, and approvals or Stating that no such consents, licenses or approvals are necessary

Opinions

1.
Opinions of Foreign Counsel for Maxtop Profits Limited and Pulse Electronics Korea YH, subject to the limitations set forth in the first sentence of the last paragraph of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement.